BellRing Brands Appoints Michael Axelrod as Chief Executive Officer

St. Louis – July 8, 2026 – BellRing Brands, Inc. (NYSE:BRBR) (“BellRing”) today announced that Michael Axelrod has been appointed as the company’s next President and Chief Executive Officer, effective July 29, 2026. He will also be appointed to the Company’s Board of Directors. Darcy Davenport, who announced her intention to retire from the Company earlier this year, will serve in a senior advisory capacity to support a seamless leadership transition and provide strategic support.
Mr. Axelrod is an accomplished executive with more than 30 years of experience in the consumer packaged goods industry, including serving as CEO of several consumer companies. He has a demonstrated track record of driving profitable growth, leading business transformation and creating long-term shareholder value across both entrepreneurial and large-scale consumer businesses. Throughout his career, he has built strong customer partnerships, accelerated innovation, improved operational performance and built high-performing teams. He joins BellRing from Snak King, a leading manufacturer of salty snacks, where he served as CEO. He was previously the CEO of Del Real Foods where he oversaw significant revenue growth, national expansion and operational improvements. Earlier in his career, he held senior leadership roles at Passport Food Group, TreeHouse Foods and Kraft Foods. Prior to his operating leadership roles, he began his career at Boston Consulting Group, where he advised consumer and retail clients.
“We conducted an extensive search and determined that Mike is uniquely qualified to lead BellRing. His record of strategic insight, strong customer relationships and operational excellence will be invaluable as we embark on the next chapter of growth,” said Robert V. Vitale, Chairman of the Board of Directors. “On behalf of the Board of Directors, I want to thank Darcy for her many years of dedicated service to BellRing through a significant period of growth to over $2.3 billion in sales. We are grateful for her leadership, her many contributions to BellRing, and her partnership in ensuring a successful transition.”
“I am honored to be chosen as the next leader of BellRing,” said Mike Axelrod. “Consumer demand for protein remains exceptionally strong. With the #1 ready-to-drink protein brand, deep category expertise and strong retailer relationships, BellRing is well positioned to drive long-term growth through customer focus, innovation and operational rigor. I look forward to partnering with the Board and the team to capitalize on the significant opportunities ahead, further strengthen our market position and deliver long-term value for stakeholders.”
About Michael Axelrod
Michael Axelrod most recently served as CEO of Snak King, a leading manufacturer of branded and private label salty snacks. He was previously the CEO of Del Real Foods, where he oversaw significant revenue growth, national expansion and operational improvements. Prior to Del Real Foods, he spent two years as CEO of Passport Food Group and five years at TreeHouse Foods as President, Condiments Division and Chief Operating Officer, Bay Valley Foods. Earlier in his career he held executive roles at Whirlpool Corporation, Kraft Foods, McCain Foods and Pactiv Corporation (acquired by Reynolds Consumer Products). He began his career at Boston Consulting Group leading strategy engagements for consumer and retail clients.

He holds an honors bachelor’s degree from the University of Western Ontario Ivey Business School and a Master of Business Administration from the Northwestern University Kellogg School of Management.
Forward-Looking Statements
Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, are made in this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this press release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, financial, operational and legal risks and uncertainties detailed from time to time in BellRing’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent BellRing’s judgment as of the date of this press release. BellRing disclaims, however, any intent or obligation to update these forward-looking statements.
About BellRing Brands, Inc.
BellRing Brands, Inc. (NYSE: BRBR) is a dynamic and fast-growing consumer brands business with the purpose of Changing Lives with Good Energy. Focused on growing the proactive wellness category, the company’s brands include Premier Protein, the #1 ready-to-drink protein and proactive wellness brand, and Dymatize, the brand behind the #1 hydrolyzed protein powder. A culture-driven, pure-play company, BellRing Brands believes nutrition is at the core of a healthy world and produces products with best-in-class nutritional profiles and exceptional flavors. Its products are distributed in over 90 countries across club, mass, food, eCommerce, specialty, drug and convenience. To learn more visit www.bellring.com.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@bellringbrands.com
(415) 814-9388